As filed with the United States Securities and Exchange Commission on August 22, 2012
Registration No. 333-
  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CARDINAL HEALTH, INC.
(Exact name of registrant as specified in its charter)

Ohio	31-0958666
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)
7000 Cardinal Place
Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)

Cardinal Health Deferred Compensation Plan
Cardinal Health 401(k) Savings Plan
(Full Title of the Plans)

Stephen T. Falk
Executive Vice President, General Counsel and Corporate Secretary
Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
(614) 757-5000
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, without par value	4,060,000	$39.76(2)	$161,425,600(2)	$18,500
Deferred Compensation Obligations(3)	$40,000,000	100%(4)	$40,000,000(4)	$4,584

(1)
Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers such additional common shares, without par value (“Common Shares”), of Cardinal Health, Inc. (the “Company” or "Registrant") as may become issuable pursuant to the anti-dilution provisions of the Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2009 (as amended), and the Cardinal Health 401(k) Savings Plan, as amended and restated effective January 1, 2011 (as amended). In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)
Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Common Shares on the New York Stock Exchange on August 17, 2012, within five business days prior to filing.

(3)
The deferred compensation obligations are unsecured obligations of the Company to pay deferred compensation in the future in accordance with the Cardinal Health Deferred Compensation Plan as amended and restated effective January 1, 2009 (as amended).

(4)	Estimated solely for calculating the amount of the registration fee pursuant to paragraph (h) of Rule 457 of the General Rules and Regulations under the Securities Act.

STATEMENT REGARDING REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E
The Company has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act , to increase (i) by 60,000 the number of Common Shares registered under the Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2009 (as amended) (the "DCP"); (ii) by 4,000,000 the number of Common Shares registered under the Cardinal Health 401(k) Savings Plan, as amended and restated effective January 1, 2011 (as amended) (the "401(k) Plan"); and (iii) by $40,000,000 the deferred compensation obligations under the DCP.
This Registration Statement incorporates by reference the contents of the Company’s Form S-8 registration statements, Registration Nos. 33-42357, 333-90423, 333-38198, 333-149107 and 333-164736 filed with the Securities and Exchange Commission (“Commission”) on August 23, 1991, November 5, 1999, May 31, 2000, February 7, 2008, and February 5, 2010 respectively, except that the provisions contained in Part II of such earlier registrations statements are modified as set forth in this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
The Company is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. The following documents previously filed by the Company with the Commission are incorporated by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 filed with the Commission on August 22, 2012;
(b)	The Company's Current Report on Form 8-K filed with the Commission on August 10, 2012;
(c)	The Annual Report on Form 11-K for the fiscal year ended December 31, 2011 filed with the Commission on June 21, 2012 with respect to the 401(k) Plan; and
(d)
The description of the Common Shares contained in the Company’s Registration Statement on Form 8-A dated August 19, 1994, pursuant to Section 12 of the Exchange Act, and all amendments and reports filed for the purpose of updating such description, including the Current Report on Form 8-K filed on August 10, 2012.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 1701.13(E) of the Ohio Revised Code (the “Ohio Code”) sets forth conditions and limitations governing the indemnification of directors, officers and certain other persons. In general, the Ohio Code authorizes Ohio corporations to indemnify directors, officers and certain other persons from liability if the director, officer or certain other person acted in good faith and in a manner reasonably believed by the director, officer or certain other person to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the director, officer or certain other person had no reasonable cause to believe his conduct was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (i) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless an appropriate court determines such person is fairly and reasonably entitled to indemnification, or (ii) if liability asserted against such person concerns certain unlawful dividends, distributions and other payments. Section 1701.13(E) provides that to the extent a director, officer or certain other person has been successful on the merits or otherwise in defense of any such action, suit or proceeding, such individual shall be indemnified against expenses reasonably incurred in connection therewith. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement with directors, officers and certain other persons. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any director, officer or certain other person against any liability asserted against him and incurred by him in his capacity, or arising out of the status, as a director, officer or certain other person, whether or not the corporation would have the power to indemnify him against such liability under the Ohio Code.
Article 6 of the Company’s Restated Code of Regulations, as amended (the “Code of Regulations”) contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Code. The Code of Regulations provides that the Company shall, to the fullest extent authorized by law, including but not limited to the laws of the State of Ohio, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, or employee of the Company, or is or was serving at the written request of the Company as a director, trustee, officer, employee, member, or manager of another corporation, domestic or foreign, nonprofit or for profit, limited liability company, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding. No amendment, termination, or repeal of Article 6, nor, to the fullest extent permitted by law, any modification of law, shall adversely affect or impair in any way the rights to be indemnified or to advancement of expenses pursuant to Article 6 with respect to any actions, omissions, transactions or facts occurring prior to the final adoption of such amendment, modification, termination or repeal. The Company has also entered into indemnification contracts with certain of its directors and executive officers which have terms similar to the indemnification provisions set forth in the Code of Regulations.
The Company maintains a directors’ and officers’ insurance policy that insures the officers and directors of the Company from claims arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company.

ITEM 8. EXHIBITS

Exhibit Number	Description of Exhibit
4.1
Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-11373)

4.2	Cardinal Health, Inc. Restated Code of Regulations, as amended (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 10, 2012, File No. 1-11373)
4.3
Cardinal Health Deferred Compensation Plan, amended and restated effective January 1, 2009 (incorporated by reference to Exhibit 10.6.5 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2008, File No. 1-11373)

4.4
First Amendment to Cardinal Health Deferred Compensation Plan, amended and restated effective January 1, 2009 (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-11373)

4.5
Second Amendment to Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, File No. 1-11373)

4.6
Third Amendment to Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, File No. 1-11373)

4.7
Fourth Amendment to the Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, File No. 1-11373)

4.8
Fifth Amendment to the Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, File No. 1-11373)

4.9	Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2011
4.10	First Amendment to the Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2011
5.1	Opinion of Counsel
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page to this Registration Statement)

The Company will submit or has submitted the 401(k) Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on August 22, 2012.

CARDINAL HEALTH, INC.

By:	/s/ GEORGE S. BARRETT
George S. Barrett
Chairman and Chief Executive Officer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen T. Falk or Jeffrey W. Henderson and each of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto any such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the indicated capacities and on August 22, 2012.

Signature	Title

/s/ GEORGE S. BARRETT	Chairman and Chief Executive Officer and
George S. Barrett	Director (principal executive officer)

/s/ JEFFREY W. HENDERSON	Chief Financial Officer (principal financial officer)
Jeffrey W. Henderson

/s/ STUART G. LAWS	Senior Vice President and Chief Accounting
Stuart G. Laws	Officer (principal accounting officer)

/s/ COLLEEN F. ARNOLD	Director
Colleen F. Arnold

/s/ GLENN A. BRITT	Director
Glenn A. Britt

/s/ CARRIE S. COX	Director
Carrie S. Cox

/s/ CALVIN DARDEN	Director
Calvin Darden

/s/ BRUCE L. DOWNEY	Director
Bruce L. Downey

/s/ JOHN F. FINN	Director
John F. Finn

/s/ GREGORY B. KENNY	Director
Gregory B. Kenny

/s/ DAVID P. KING	Director
David P. King

/s/ RICHARD C. NOTEBAERT	Director
Richard C. Notebaert

/s/ DAVID W. RAISBECK	Director
David W. Raisbeck

/s/ JEAN G. SPAULDING, M.D.	Director
Jean G. Spaulding, M.D.

Pursuant to the requirements of the Securities Act, the administrator of the Cardinal Health 401(k) Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on August 22, 2012.

CARDINAL HEALTH 401(k) SAVINGS PLAN

By:	/s/ KENDELL SHERRER
Kendell Sherrer
Financial Benefit Plans Committee Member

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1
Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-11373)

4.2	Cardinal Health, Inc. Restated Code of Regulations, as amended (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 10, 2012, File No. 1-11373)
4.3
Cardinal Health Deferred Compensation Plan, amended and restated effective January 1, 2009 (incorporated by reference to Exhibit 10.6.5 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2008, File No. 1-11373)

4.4
First Amendment to Cardinal Health Deferred Compensation Plan, amended and restated effective January 1, 2009 (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-11373)

4.5
Second Amendment to Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, File No. 1-11373)

4.6
Third Amendment to Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, File No. 1-11373)

4.7
Fourth Amendment to the Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, File No. 1-11373)

4.8
Fifth Amendment to the Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, File No. 1-11373)

4.9	Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2011
4.10	First Amendment to the Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2011
5.1	Opinion of Counsel
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page to this Registration Statement)

The Company will submit or has submitted the 401(k) Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.